Exhibit 4.1

PARAMOUNT SKYDANCE CORPORATION,

as Issuer,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

INDENTURE

Dated as of [___________], 20[___]

PROVIDING FOR ISSUANCE OF SENIOR DEBT SECURITIES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.03; 11.02; 11.04
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01; 7.02
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
	316 (a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	N.A.
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A. means not applicable.

* This Cross Reference Table is not part of this Indenture.

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TABLE OF CONTENTS

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INDENTURE dated as of [__________], 20[__], between Paramount Skydance Corporation, a Delaware corporation (the “Issuer”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (in such capacity, the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness (the “Notes”) of the Issuer in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with its terms, have been done.

The Issuer and the Trustee agree as follows for the benefit of each other and, except as provided herein, for the equal and ratable benefit of the Holders of the Notes:

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01       Definitions.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, is under common control with or is controlled by such Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of the Issuer solely by reason of his or her being an officer, director or employee of the Issuer or any of its Subsidiaries and (b) none of Viacom International Inc. (or its successor), Paramount Global, Skydance Media, LLC, a California limited liability company, the Issuer or any of their Subsidiaries shall be deemed to be Affiliates of each other, unless expressly stated to the contrary.

“Agent” means any Registrar or Paying Agent.

“Agent Member” means a member of, or participant in, the Depositary.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor thereto.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capitalized Lease, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capitalized Leases” means all capital or finance leases that have been or are required to be, in accordance with GAAP recorded as capitalized leases; provided that unless the Issuer elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions (including the definition of Indebtedness), calculations and deliverables under this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as capital lease obligations or otherwise accounted for as liabilities in financial statements.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Depositary” means, with respect to the securities of any series, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the applicable series of the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the applicable series of the Notes and/or the creditworthiness of the Issuer (the “Performance References”).

“Euroclear” means Euroclear Bank S.A./N.V.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

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“Fiscal Year” means the fiscal year of the entity, which in the case of the Issuer, at the date hereof ends on December 31.

“GAAP” means generally accepted accounting principles.

“Global Notes” means, individually and collectively, a Security or Securities, as the case may be, in the form established pursuant to Section 2.01 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“incur” means issue, assume, enter into a Guarantee, incur or otherwise become liable for.

“Indebtedness” of any Person means at any date, without duplication,

(a)            (i) any indebtedness of such Person in respect of borrowed money; (ii) any indebtedness evidenced by bonds, notes, debentures, loan agreements or similar instruments; (iii) obligations of such Person as issuer, customer or account party under letters of credit or bankers’ acceptances to the extent drawn; (iv) obligations of such Person as a lessee under Capital Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property to the extent the same would be required to be shown as a long-term liability on the balance sheet of such Person prepared in accordance with GAAP; and (vi) any obligations of such Person in respect of disqualified equity interests; and

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(b)            (i) to the extent not otherwise included, any Guarantee by such Person of the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business and (ii) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien (other than any Liens that may be permitted by a supplemental indenture relating to a given series of Notes) on any property owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (ii) will be the lesser of the fair market value of such property at such date of determination and the amount of Indebtedness so secured;

provided that, notwithstanding the foregoing, Indebtedness will be deemed not to include indebtedness, guarantees or obligations that are (1) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (2) trade payables and commercial guarantees or arrangements related or incidental to the business of the Issuer and the Subsidiaries, (3) earn outs, purchase price holdbacks or similar obligations, (4) intercompany liabilities arising in the ordinary course of business, (5) any Liens that may be permitted by a supplemental indenture relating to a given series of Notes, (6) loans and advances made by the Issuer or Subsidiary Guarantors having a term not exceeding 364 days (inclusive of any roll over or extension of terms), (7) Indebtedness of any direct or indirect parent entity appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP, (8) with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights, (9) the net change in the carrying value of Indebtedness relating to fair value hedges in accordance with ASC 815 or (10) financings by way of sales or transfers of receivables or inventory, which will be accounted for as indebtedness in accordance with ASC 860 and ASC 810.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Material Subsidiary” means any “significant subsidiary” of the Issuer as defined in Regulation S-X of the SEC.

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“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes of the applicable series plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer immediately prior to such date of determination.

“Note” or “Notes” has the meaning assigned to it in the recitals.

“Note Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the Notes.

“Notes Obligations”, unless otherwise defined in any supplemental indenture, means Obligations in respect of the Notes and any Note Guarantee.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness, including interest, fees and expenses that accrue after the commencement of any insolvency or bankruptcy proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, the Chief Executive Officer or Chief Financial Officer of the Issuer.

“Officer’s Certificate” means a certificate signed by one Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Paramount Global” means Paramount Global, a Delaware corporation.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Issuer shall cause to be kept at the appropriate office of the Registrar in accordance with Section 2.03.

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“Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee (or any successor group thereto), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee, who customarily performs functions similar to those performed by the Persons who at the time shall be such officer and with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.

“Security” or “Securities” means one or more of the Notes duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“series” refers to all Notes established pursuant to any supplemental indenture to this Indenture that have the same economic terms and that are specified to be a “series” of Notes hereunder.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, or, if none, the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, for any Person (the “Parent”), any corporation, partnership or other entity of which shares of Voting Capital Stock sufficient to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Parent or one or more of its Subsidiaries or by the Parent and one or more of its Subsidiaries. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in the Indenture shall refer to a Subsidiary or Subsidiaries of the Issuer.

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“Subsidiary Guarantor” means each Subsidiary of the Issuer that executes a supplemental indenture to this Indenture as a Subsidiary Guarantor until released from its Note Guarantee.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Deutsche Bank Trust Company Americas, until a successor replaces Deutsche Bank Trust Company Americas, in accordance with Article 7 and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Capital Stock” means securities or other ownership interests of a corporation, partnership or other entity having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

Section 1.02       Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Directing Holder”	6.02
“DTC”	2.03
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Legal Defeasance”	8.02
“Noteholder Direction”	6.02
“Paying Agent”	2.03
“Position Representation”	6.02
“Registrar”	2.03
“Successor Company”	5.01
“Verification Covenant”	6.02

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Section 1.03       Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04       Rules of Construction.

Unless the context otherwise requires:

(i)            a term has the meaning assigned to it;

(ii)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)           “or” is not exclusive;

(iv)          words in the singular include the plural, and in the plural include the singular;

(v)           provisions apply to successive events and transactions;

(vi)          references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(vii)          references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;

(viii)        references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture; and

(ix)           “including” means “including, without limitation.”

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Article 2
THE NOTES

Section 2.01       Form and Dating.

(a) General. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or this Indenture and may reference terms of the Notes. Each Note shall be dated the date of its authentication.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be set forth in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

(i)            the title of the series (which shall distinguish the Notes of such series from the Notes of all other series) and the Issuer with respect to such series of Notes;

(ii)           any limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to this Indenture);

(iii)          the dates on which or periods during which the Notes of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Notes of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(iv)          the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Notes of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable, and the record dates for the determination of Holders to whom interest is payable on such interest payment dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(v)           if other than U.S. Dollars, the currency in which Notes of the series shall be denominated or in which payment of the principal of, premium, if any, or interest in the Notes of the series shall be payable and any other terms concerning such payment;

(vi)          the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Notes of the series shall be payable, and where Notes of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Issuer in respect of the Notes of such series may be made;

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(vii)         the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

(viii)        the obligation or right, if any, of the Issuer to redeem, purchase or repay Notes of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(ix)            if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(x)            the Subsidiary Guarantors, if any, of the Notes of the series, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the Subsidiary Guarantors), if any, and any additions or changes to permit or facilitate guarantees of such Securities;

(xi)           whether the Notes of the series are to be issued with original issue discount and the amount of discount with which such Notes may be issued;

(xii)          provisions, if any, for the defeasance of Notes of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(xiii)        whether the Notes of the series are to be issued in whole or in part in the form of one or more Global Notes, and, in such case, the Depositary for such Global Notes, and the terms and conditions, if any, upon which interests in such Global Note or Global Notes may be exchanged in whole or in part for the individual Notes represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof;

(xiv)         the date as of which any Global Notes of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(xv)         the form of the Notes of the series;

(xvi)       whether the Notes of such series are subject to subordination and the terms of such subordination;

(xvii)       whether the Notes of such series or, if applicable, any Note Guarantees of such series, will be secured by any collateral and, if so, the provisions and release mechanisms related thereto;

(xviii)      any restriction or condition on the transferability of the Notes of such series;

(xix)         any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

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(xx)          any addition or change in the provisions related to supplemental indentures which applies to Notes of such series;

(xxi)         provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(xxii)       any addition to or change in the Events of Default which applies to any Notes of the series;

(xxiii)      for any series that is not required to comply with the TIA, whether the provisions of this Indenture requiring compliance with, or otherwise incorporating by reference, the terms of the TIA shall apply to such series; and

(xxiv)       any other terms of the Notes of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01).

(b) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02       Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver Notes upon a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be issued as one or more Global Notes and such other information as the Issuer may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

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Section 2.03         Registrar and Paying Agent.

The Issuer shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Until otherwise designated by the Issuer, the Issuer’s office or agency in New York shall be the office of the Trustee maintained for such purpose. The Registrar shall keep the Register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than ten (10) Business Days’ prior written notice to the Issuer. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate any applicable terms of the TIA. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money.

Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the Register; provided, all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to accounts specified by the Holder prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes of the Issuer, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate fund for the benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

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Section 2.05         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date but after the record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06         Transfer and Exchange.

(a)            Where Securities of a series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 9.05).

(b)            Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of or exchange Securities of any series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day such notice is sent, (b) to register the transfer of or exchange Securities of any series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part or (c) to register the transfer of or exchange Securities of any series between a record date and payment date for such series of Securities.

(c)            Legends. Each Global Note shall bear a legend in substantially the following form unless specifically stated otherwise in the applicable provisions of this Indenture:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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(d) Cancellation and/or Adjustment of Global Notes. At such time as a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(e) General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes upon the Issuer’s order or at the Registrar’s request.

(ii)           A Holder may transfer or exchange Notes only in accordance with this Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents in connection with a transfer of Notes. No service charge shall be made to a Holder of a beneficial interest in a Global Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.05).

(iii)         All Global Notes issued upon any registration of transfer or exchange of Global Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes surrendered upon such registration of transfer or exchange.

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(iv)          Neither the Issuer nor the Registrar will be required (a) to transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (b) to transfer or exchange any Note for a period of 15 days before the delivery of a notice of redemption of Notes to be redeemed or between record date and the next succeeding interest payment date.

(v)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vi)          The Trustee shall authenticate Global Notes in accordance with the provisions of Section 2.02.

(vii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)        Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(ix)          Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(x)           None of the Trustee, the Registrar, the Paying Agents or Transfer Agents shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or other member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee, Registrar, Paying Agents and Transfer Agents may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and other members, participants and any beneficial owners.

(xi)           Neither the Trustee nor the Registrar or Transfer Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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Section 2.07         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for their expenses in replacing a Note.

Every replacement Note is an additional legally binding obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlled by or under direct or indirect common control with the Issuer or, if the TIA is applicable to this Indenture, to the extent required by the TIA, any person controlling the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

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Section 2.10         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes of the same series and date of maturity in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11         Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall transmit to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.

Section 2.13         CUSIP, ISIN and Common Code Numbers.

The Issuer in issuing the Notes may use “CUSIP,” “ISIN” and/or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” and/or “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” and/or “Common Code” numbers of any Notes.

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Article 3
REDEMPTION AND PREPAYMENT

Section 3.01         Redemption and Prepayment

The redemption and prepayment terms, if any, with respect to any series of Notes will be set forth in one or more supplemental indentures governing such series of Notes.

Article 4
COVENANTS

Section 4.01         Payment of Notes.

The Issuer shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02         Reports.

At any time while the Issuer or any direct or indirect parent of the Issuer is otherwise subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, only for so long as such entity is required to be or remains subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, such entity shall file with the Trustee, and transmit to Holders, the annual reports, information, documents and other reports that such entity is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding anything to the contrary set forth above, for so long as the Issuer is a direct or indirect majority-owned subsidiary of any Person which, directly or indirectly, owns a majority of the outstanding common equity interests of the Issuer, if such Person which, directly or indirectly, owns a majority of the outstanding common equity interests of the Issuer has furnished the Holders of the Notes or filed electronically with the SEC the reports described in the preceding paragraphs (to the extent required to file such reports under Section 13(a) or 15(d) of the Exchange Act) with respect to such Person which, directly or indirectly, owns a majority of the outstanding common equity interests of the Issuer and such reports include a brief explanation (or such explanation is otherwise made available to the Holders) of the material differences between the financial statements of such Person and that of the Issuer, then in each case, the Issuer shall be deemed to be in compliance with this Section 4.02.

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Any information filed with the SEC and available at www.SEC.gov or made available on the website of the Issuer or any Person which, directly or indirectly, owns a majority of the outstanding common equity interests of the Issuer shall be deemed transmitted, filed and delivered as required under this Section 4.02.

Section 4.03         Compliance Certificate.

(a)            The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b)           The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer within 30 days after becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Article 5
SUCCESSORS

Notwithstanding anything herein to the contrary, the provisions of this Article 5 shall not apply to the Issuer unless and until the Issuer executes a supplemental indenture expressly subjecting itself to this Article 5.

Section 5.01         Merger, Consolidation or Sale of Assets.

The Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions all or substantially all its assets to, any Person (other than a Subsidiary Guarantor), unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the (u) United States of America, any State thereof or the District of Columbia, (v) Canada, (w) Ireland, (x) England and Wales, (y) any member state of the European Union as in effect on the issue date of the applicable series of Notes or (z) Switzerland and the Successor Company (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and the Indenture and, with respect to any series of Notes that are secured, if applicable, the Successor Company (if not the Issuer) shall, by supplement to the security documents, assume all obligations of the Issuer under the applicable security documents; provided that such Successor Company may not be a Person organized outside of the United States of America, any State thereof or the District of Columbia unless the Issuer determines in good faith that such jurisdiction would not result in material adverse tax consequences to Holders;

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(2) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and

(3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the requirements of this Indenture.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Issuer, which assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Issuer.

The Successor Company will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, and the predecessor company, except in the case of a lease, shall be released from its obligations under this Indenture, any applicable security documents and any applicable intercreditor agreements, including the obligation to pay the principal of and interest on the Notes.

For purposes of this Section 5.01, “all or substantially all” means assets contributing in the aggregate at least 80% of the Issuer’s total consolidated revenues as reported in the Issuer’s last available periodic financial report filed with the Commission.

For the avoidance of doubt, this Section 5.01 will not apply to transactions by and among the Issuer and its Subsidiaries.

Article 6
DEFAULTS AND REMEDIES

Notwithstanding anything herein to the contrary, the provisions of this Article 6 shall not apply to the Issuer unless and until the Issuer executes a supplemental indenture expressly subjecting itself to this Article 6.

Section 6.01         Events of Default.

Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Notes of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in a supplemental indenture:

(1)            a default in the payment of interest on the Notes of such series when due, continued for 30 days;

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(2)            a default in the payment of the principal of or premium, if any, on any Note of such series when due at maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)            the failure by the Issuer or, if any Note Guarantees are issued with respect to such series, any Subsidiary Guarantor to comply for 60 days after notice with its covenants or other agreements (other than those described in the immediately preceding clauses (1) and (2) above); provided that in the case of a failure to comply with Section 4.02, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (3) has been given; provided further that (x) a Default under this clause (3) will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of 30% in principal amount of the outstanding Notes of such series notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice and (y) a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default;

(4)            (I) the Issuer or, if any Note Guarantees are issued with respect to such series, any Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) pursuant to or within the meaning of Bankruptcy Code:

(a)            commences a voluntary case;

(b)            consents to the entry of an order for relief against it in an involuntary case;

(c)            consents to the appointment of a custodian of it or for all or substantially all of its property; or

(d)            makes a general assignment for the benefit of its creditors; or

(II) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:

(a)            is for relief against the Issuer or, if any Note Guarantees are issued with respect to such series, a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) in an involuntary case;

(b)            appoints a custodian of the Issuer or, if any Note Guarantees are issued with respect to such series, a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) or for all or substantially all of the property of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary); or

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(c)            orders the liquidation of the Issuer or, if any Note Guarantees are issued with respect to such series, a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days; and

(5)            if any Note Guarantees are issued with respect to such series, any Note Guarantee of any Subsidiary Guarantor that is a Material Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations in writing under its Note Guarantee.

A Default under one series of Notes issued under this Indenture will not necessarily be a Default under another series of Notes issued under this Indenture.

Section 6.02         Acceleration.

If an Event of Default arising from Section 6.01(4) with respect to the Issuer occurs and is continuing, the principal of and accrued but unpaid interest on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes.

If any other Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes of such series may declare the principal of and accrued but unpaid interest on all the Notes of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately.

The Holders of a majority in aggregate principal amount of the Notes of any series then outstanding by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences with respect to such series of Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. Any time period in this Indenture to cure any actual or alleged Default or Event of Default with respect to each series of the Notes may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default, shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the applicable series of Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

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If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuer provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Issuer shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes of the applicable series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee which obligations shall continue to survive.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with the foregoing paragraphs.

With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this Section. Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

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For the avoidance of doubt, the Trustee will treat all holders equally with respect to their rights under this Section. In connection with the requisite percentages required under this Section, the Trustee shall also treat all outstanding Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction. The Issuer hereby confirms that any and all other actions that the Trustee takes or omits to take under this Section and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuer’s indemnification under Section 7.07.

The Trustee shall have no obligation to monitor or determine whether a Holder is Net Short and can rely conclusively on the Officer’s Certificates delivered by the Issuer and determinations made by a court of competent jurisdiction.

Section 6.03         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Existing Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

Subject to the terms of the applicable intercreditor agreements, the Holders of a majority in principal amount of the outstanding Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes of such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.

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Section 6.06         Limitation on Suits.

Subject to Article 7, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture or the related security documents at the request or direction of any of the Holders of a series of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to the applicable intercreditor agreements, except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note of a series may pursue any remedy with respect to the Indenture or the Notes of such series unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 30% in principal amount of the outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

No one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on any Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Priorities

Subject to the terms of the applicable intercreditor agreements and security documents, if the Trustee collects any money pursuant to this Article 6 from the Issuer (or any other obligor on any of the Notes), it shall pay out the money in the following order:

First: to the payment of all amounts owing to the Trustee in all of its capacities, including all reasonable costs and expenses incurred by the Trustee in connection with the receipt of such amounts or otherwise;

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Second: to the extent such money remain after the application pursuant to preceding clause “First”, to the Trustee for the payment in full of the other Notes Obligations, ratably, without preference or priority of any kind, according to the amounts due and payable with respect to the Notes Obligations; and

Third: any balance of such money remaining after the application pursuant to the preceding clauses “First” and “Second”, to the Issuer, its successors or assigns, or to whomever may be lawfully entitled to receive the same.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

Article 7
TRUSTEE

Section 7.01          Duties of Trustee.

(1)            If an Event of Default with respect to the Notes of any series has occurred and is continuing, the Trustee shall, with respect to such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)           Except during the continuance of an Event of Default with respect to any series of Notes:

(a)           the duties of the Trustee, with respect to the Notes of any series, shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee hereunder and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

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(3)           The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(a)          this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(c)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(4)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), and (3) of this Section 7.01.

(5)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.

(6)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

Section 7.02         Rights of Trustee.

(1)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(2)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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(3)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(5)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(6)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of Holder unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(7)           The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (b) written notice of such Default or Event of Default shall have been given to and received at the Corporate Trust Office of the Trustee by the Issuer or any Holder and such notice references the Notes and this Indenture.

(8)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(9)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each of its capacities hereunder, and any collateral agent with respect to the Notes and each agent, custodian and other Person employed to act hereunder.

(11)         The Trustee may request that the Issuer deliver certificates setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(12)         The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

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(13)         The permissive rights of the Trustee enumerated in this Indenture shall not be construed as duties.

(14)         It shall not be the duty of the Trustee to see that any duties or obligations imposed herein upon the Issuer or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Issuer or such other persons to perform any act required of them by this Indenture.

Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days and apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall transmit to Holders a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is not opposed to the interests of Holders.

Section 7.06         Reports by Trustee to Holders.

By March 15th of each year, and for so long as any Notes remain outstanding, the Trustee shall transmit to Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by all reports as required by TIA § 313(c).

A copy of each report at the time of its transmittal to Holders shall be transmitted to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed or delisted on any stock exchange.

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Section 7.07         Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time compensation as agreed upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, including reasonable legal fees and expenses, including legal fees, costs, and expenses incurred in connection with enforcement of its indemnification rights hereunder.

The Issuer shall indemnify the Trustee and any predecessor trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense determined, in a final judgment by a court of competent jurisdiction, to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity of which a Responsible Officer of the Trustee has received written notice. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer in this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property held in trust by the Trustee to pay the principal of and interest on any Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

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Section 7.08         Replacement of the Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)            the Trustee fails to comply with Section 7.10;

(b)            the Trustee is adjudged as bankrupt or as insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(c)            a custodian or public officer takes charge of the Trustee or its property; or

(d)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall transmit a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

The transfer event shall occur no less than 31 days after the Trustee’s receipt of notice of removal from the Issuer or a majority of the Holders.

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Section 7.09         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10         Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11         Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02         Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

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(b)            the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)            the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s obligations in connection therewith; and

(d)            the Legal Defeasance provisions of this Indenture.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03         Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to any series of Notes, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Article 5 with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01 (3), 6.01(4) (solely with respect to the Subsidiary Guarantors) and 6.01(5) shall not constitute Events of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance pursuant to Section 8.02 or Covenant Defeasance pursuant to Section 8.03 with respect to a series of Notes, the following conditions must be met:

(1)            the Issuer must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as are expected to be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

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(2)            in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that

(a)         the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or

(b)         since the date such Notes of such series were first issued, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default shall have occurred and be continuing (on the date of such deposit (other than resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing)):

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)            the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes of the applicable series not theretofore delivered to the Trustee for cancellation,

(a) have become due and payable or

(b) will become due and payable on the maturity date within one year, by their terms or under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Section 8.05         Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to Holders of such notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

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Section 8.07        Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of Holders to receive such payment from the money held by the Trustee or Paying Agent.

Article 9
AMENDMENT, SUPPLEMENT AND WAIVER

Notwithstanding anything herein to the contrary, the provisions of this Article 9 shall not apply to the Issuer unless and until the Issuer executes a supplemental indenture expressly subjecting itself to this Article 9.

Section 9.01         Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, any Note Guarantee, or the Notes of any series without the consent of any Holder of a Note of such series to:

(1)           cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for the assumption by a successor Person of the obligations of the Issuer or any Subsidiary Guarantor under the Indenture;

(3)           to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)           (i) add a Subsidiary Guarantor as a co-issuer of the Notes or to release any previously added co-issuer of the Notes; provided that a co-issuer may not be released as a Subsidiary Guarantor unless otherwise permitted pursuant to this Indenture, (ii) add Guarantees with respect to the Notes or to add additional collateral to secure the Notes and the Note Guarantees and (iii) add a holding company above the Issuer to the extent not prohibited pursuant to this Indenture and, at the Issuer’s election, to modify any or all covenants such that they apply to such new holding company and its Subsidiaries rather than the Issuer and its Subsidiaries; provided that (x) such holding company does not own any material assets other than equity interest in the Issuer and (y) to the extent required by the supplemental indenture with respect to the Notes, such holding entity will provide a pledge of its equity interest in the Issuer;

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(5)           to add to the covenants of the Issuer or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor;

(6)           make any change that would provide any additional rights or benefits to Holders of any series or that does not adversely affect the rights under this Indenture of any such Holder;

(7)           to conform the text of the Indenture, the Notes or any Note Guarantee to the description and terms of such Notes in the offering circular, offering memorandum, prospectus supplement or other offering document applicable to such Notes as the time of the initial sale thereof;

(8)            to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(9)           to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10)         to release a Subsidiary Guarantor pursuant to the terms of this Indenture including, for the avoidance of doubt, any supplemental indenture;

(11)         to make any amendment to the provisions of this Indenture or the Notes to eliminate the effect of any accounting change or in the application thereof;

(12)         change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall not be effective with respect to any outstanding Notes of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision; or

(13)         to establish the form or terms of Securities of any series and any related coupons as permitted by this Indenture, including the provisions and procedures relating to Securities convertible into or exchangeable for any securities of any Person (including the Issuer).

The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee an Officer’s Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Issuer and any Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

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Section 9.02         With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Indenture, any Note Guarantee, or the Notes of any series may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture or the Notes of any series may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the rate of or extend the time for payment of interest on any such Note;

(3)            reduce the principal of or change the maturity date of any such Note;

(4)            change the provisions applicable to the redemption of any such Note as set forth in any supplemental indenture relating to such Note (other than the timing for the notice of redemption);

(5)            make any Note payable in money other than that stated in the Notes;

(6)            impair the contractual right of any Holder of such Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or impair the right of any Holder of such Notes to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (and, for the avoidance of doubt, the amendment, supplement or modification applicable to the redemption of any such Note in connection with a change of control as set forth in any supplemental indenture relating to such Note and Sections 6.01(3) and (5) of this Indenture and the related definitions shall be deemed not to impair the contractual right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes); provided, however, that an acceleration of such Notes may be rescinded and any payment default that resulted from such acceleration may be waived by the Holders of at least the percentage of aggregate principal amount of the Notes of such series required to amend the covenant or provision contained in the Indenture or any Note Guarantee, the breach of which resulted in such acceleration;

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(7)           make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(8)           change the ranking of the Notes.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer is required to transmit to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to give such notice to all Holders affected thereby, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes of each affected series may waive compliance in a particular instance by the Issuer with any provision of this Indenture or such Notes.

Section 9.03         Compliance with Trust Indenture Act

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent thereto by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

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Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06          Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officer’s Certificate and an Opinion of Counsel, in each case from the Issuer, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and such supplemental indenture is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, provided that no Opinion of Counsel will be required to be furnished to the Trustee in connection with the execution of any supplemental indenture adding a new Guarantor or adding collateral, in each case pursuant to a supplemental indenture relating to a given series of Notes. In the absence of an Opinion of Counsel that is not required to be furnished hereunder, the Trustee shall be entitled to conclusively rely on an Officer’s Certificate in executing and delivering any such documents and shall have no liability for taking such action without receipt of an Opinion of Counsel.

Article 10
GUARANTEE

Section 10.01       Guarantee.

(a) Notwithstanding any provision of this Article 10 to the contrary, the provisions of this Article 10 related to Subsidiary Guarantors will be applicable only to, and inure solely to the benefit of, the Notes of any series designated, pursuant to Section 2.01(a)(ⅹ), as entitled to the benefits of the Note Guarantee of each Subsidiary Guarantor identified in such designation.

(b) Subject to this Article 10, each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Subsidiary Guarantor, and that each Subsidiary Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

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(c) To the extent applicable, each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) any change in the ownership of each Subsidiary Guarantor, except as provided in Section 10.02. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed.

(d) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Subsidiary Guarantor.

(e)  Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(f) The Note Guarantee of each Subsidiary Guarantor is equal in right of payment to all existing and future unsubordinated Indebtedness of such Subsidiary Guarantor.

(g) Except as expressly set forth in Sections 8.02 and 10.02, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

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(h) Each Subsidiary Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations or until such Note Guarantee is released in accordance with the terms of a supplemental indenture relating to a given series of Notes. Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(i)  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to Holders and the Trustee.

(j) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 10.01.

(k) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

(l) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02       Limitation on Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

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(b)  If so provided pursuant to Section 2.01(a)(ⅹ) with respect to the Notes of any series, the Notes of such series may have the benefit of Guarantees by Subsidiary Guarantors as may be specified in or pursuant to Section 2.01(a)(ⅹ). Any and all terms and provisions applicable to the Guarantees of Subsidiary Guarantors for the Notes of such series shall also be provided in or pursuant to Section 2.01(a)(ⅹ), including, without limitation, provisions for the release of the Guarantees of such Subsidiary Guarantors.

Section 10.03       No Waiver.

Neither a failure nor a delay on the part of either the Trustee or Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.04       Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle any Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.05       Non-Impairment.

The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

Article 11
MISCELLANEOUS

Section 11.01       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

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Section 11.02       Notices.

Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, and addressed as follows (with a copy of such notice, which shall not constitute delivery, to be delivered to the email addresses set forth below):

If to the Issuer:

Paramount Skydance Corporation

1515 Broadway

New York, New York 10036

Attention: Chief Legal Officer and General Counsel

Email: paramountgloballegalnotices@paramount.com

With a copy to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Jason Licht; Benjamin Cohen

Email: Jason.Licht@lw.com; Benjamin.Cohen@lw.com

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Securities Services

1 Columbus Circle, 4th Floor

Mail Stop: NYC01-0417

New York, NY 10019

Attention: Corporates Team, Paramount Skydance Corporation

The Issuer or the Trustee, may designate additional or different addresses for subsequent notices or communications by notice to each other Person.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

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If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 11.03       Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(i)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;

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(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07       No Personal Liability of Directors, Officers, Employees, Members and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor or any of their parent companies or subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08       Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND ANY GUARANTEE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10       Successors.

All agreements of the Issuer in this Indenture and the Notes, as the case may be, shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

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Section 11.11       Severability.

In case any provision in this Indenture or the Notes, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12       Counterpart Originals.

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 11.13       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.

Section 11.14       Waiver of Jury Trial.

THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

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Section 11.15       Submission to Jurisdiction.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.16       Force Majeure.

The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, epidemic, pandemic, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 11.17       U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Article 12
SATISFACTION AND DISCHARGE

Section 12.01       Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to the Notes of any series (except as to any surviving rights of registration of transfer or exchange of Notes of such series herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Notes, when

(1)           either:

(a)  all Notes of such series theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

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(b)  all Notes of such series not theretofore delivered to the Trustee for cancellation

(i)                   have become due and payable, or

(ii)                  will become due and payable at their Stated Maturity within one year, or

(iii)                 are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee money, U.S. Government Obligations or any combination thereof as trust funds in trust for the purpose an amount sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, delivered to the Trustee, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;

(2)                  the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3)                  the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article 12, the obligations of the Issuer to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the obligations of the Trustee under Section 12.02 shall survive such satisfaction and discharge.

Section 12.02       Application of Trust Money.

All money deposited with the Trustee pursuant to Section 12.01 with respect to any series of Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

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Article 13
COLLATERAL

Section 13.01       Security Documents.

If so provided pursuant to Section 2.01(a)(ⅹⅶ) with respect to the Notes of any series, the Notes of such series and/or the Guarantees of such Notes may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 2.01(a)(ⅹⅶ). Any and all terms and provisions applicable to the security for the Notes of such series and/or such Guarantees shall also be provided in or pursuant to Section 2.01(a)(ⅹⅶ), which may include, without limitation, provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Issuer or any Subsidiary Guarantor may elect and which may provide for the Trustee (or an affiliate of the Trustee) to act as collateral agent or in a similar or other capacity.

[Signatures on following page]

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Dated as of [___________], 20[___]

Paramount Skydance Corporation, as the Issuer

By:
Name:
Title:

Deutsche Bank Trust Company Americas, as Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Base Indenture]